                                                                    Exhibit 23.6


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Pegasus Communications Corporation ("Pegasus") for the registration of 5,500,000 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated July 16, 1997, with respect to the financial statements of Direct Broadcast Satellites for the year ended December 31, 1996, included in Pegasus' Current Report on Form 8-K/A dated September 8, 1997 filed with the Securities and Exchange Commission on October 31, 1997.





                                                     /s/ Ernst & Young, LLP
                                                     ------------------------
                                                     ERNST & YOUNG, LLP


San Antonio, Texas
January 22, 1998